As filed with the Securities and Exchange Commission on August 13, 2014
Registration No. 333-127383

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
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SJW CORP.
(Exact name of registrant as specified in its charter)
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California	77-0066628
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
110 West Taylor Street
San Jose, CA 95110
(Address of principal registered offices) (Zip Code)

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SJW CORP. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

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Suzy Papazian
General Counsel and Corporate Secretary
c/o SJW Corp.
110 West Taylor Street
San Jose, CA 95110
(Name and address of agent for service)
(408) 279-7800
(Telephone number, including area code, of agent for service)

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Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

This Post-Effective Amendment No. 2 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (Registration No. 333-127383) of SJW Corp., a California corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on August 10, 2005 (the “Registration Statement”). The Registration Statement registered 270,400 shares of the Company’s common shares, par value $0.521 (“Common Shares”), to be offered or sold pursuant to the Company’s Employee Stock Purchase Plan (the “Plan”), as adjusted for the two-for-one stock split on Common Shares effected on March 2, 2006.

Following the commencement of the first offering period under the 2014 Employee Stock Purchase Plan on August 1, 2014, no additional Common Shares will be issued under the Plan. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any Common Shares which remain unsold at the termination of the offering under the Plan, the Company hereby removes from registration all Common Shares under the Registration Statement that remained unsold at the expiration of the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-127383 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, in the State of California on this 13th day of August, 2014.

SJW CORP.

By: /s/ James P. Lynch
James P. Lynch
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement No. 333-127383 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ W. Richard Roth	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 13, 2014
W. Richard Roth
/s/ James P. Lynch	Chief Financial Officer and Treasurer (Principal Financial Officer)	August 13, 2014
James P. Lynch
/s/ Wendy Avila-Walker	Controller (Principal Accounting Officer)	August 13, 2014
Wendy Avila-Walker
/s/ Katharine Armstrong	Director	August 13, 2014
Katharine Armstrong
/s/ Walter J. Bishop	Director	August 13, 2014
Walter J. Bishop
/s/ Mark L. Cali	Director	August 13, 2014
Mark L. Cali
/s/ Douglas R. King	Director	August 13, 2014
Douglas R. King
/s/ Ronald B. Moskovitz	Director	August 13, 2014
Ronald B. Moskovitz
/s/ George E. Moss	Director	August 13, 2014
George E. Moss
/s/ Robert A. Van Valer	Director	August 13, 2014
Robert A. Van Valer